UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2013

VHGI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 North Court Street, Sullivan, IN	47822
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 812-268-5459 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Original:

Item 8.01	Other Events.

On September 12, 2013 Lily Group, Inc., a wholly-owned subsidiary of VHGI Holdings, Inc., notified Al Rami Pure LLC that it was terminating the Equity Investment Agreement between the parties as a result of the failure of Hassan Alshaban Principal of Al Rami Pure and Al Rami Pure LLC to perform under the terms of the agreement. Lily Group Inc. is attempting to close the final issue of the failed transaction by successfully retrieving the deposited funds placed on deposit within the UAE banks associated with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI Holdings, Inc.

Date: September 24, 2013	By: /s/ Paul R. Risinger
Paul R. Risinger, Chief Executive Officer

With Proposed Edits:

Item 8.01	Other Events.

On September 12, 2013 Lily Group, Inc., a wholly-owned subsidiary of VHGI Holdings, Inc., notified Al Rami Trading LLC that it was terminating the Equity Investment Agreement between the parties. Lily Group, Inc. is unable to provide the full amount of the required deposit monies to close the transaction and is unable to perform under the terms of the agreement. Lily Group Holdings Company is currently working jointly to retrieve deposited funds placed within Lily Group Limited, UAE in the United Arab Bank of Dubai associated with the anticipated closing of the transaction although, they are continuing discussions going forward with potential opportunities as partners of Lily Group Limited, UAE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI Holdings, Inc.

Date: September 24, 2013	By: /s/ Paul R. Risinger
Paul R. Risinger, Chief Executive Officer